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                                                                    Exhibit 23.2


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the captions "Experts" and "Gerber's Summary Historical and Consolidated Financial Data" and to the use of our report dated February 22, 2002, with respect to the consolidated financial statements and schedule of Gerber Childrenswear, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001 filed with the Securities and Exchange Commission and incorporated by reference in this Amendment No. 1 to the Registration Statement (Form S-4) of Kellwood Company for the registration of 3,400,000 shares of its common stock.



Greenville, South Carolina
June 18, 2002